Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2008 relating to the financial statements and financial statement schedule, which appears in Cytomedix Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007.

PricewaterhouseCoopers LLP
McLean, VA
March 26, 2008